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                          UNITED STATES
                SECURITIES AND EXCHANGE COMMISSION
                      Washington, D.C. 20549



                             FORM 8-K

                          CURRENT REPORT
                Pursuant to Section 13 or 15(d) of
               the Securities Exchange Act of 1934



Date of Report (Date of earliest event reported)           April 17, 1996


               THE NEWHALL LAND AND FARMING COMPANY
                (a California Limited Partnership)
      (Exact name of registrant as specified in its charter)



                            California
          (State or other jurisdiction of incorporation)

         1-7585                              95-3931727
(Commission File Number)         (IRS Employer Identification No.)


           23823 Valencia Boulevard, Valencia, CA 91355
       (Address of principal executive offices) (Zip Code)



Registrant's telephone number, including area code:  805-255-4000





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Item 2.  Acquisition or Disposition of Assets

(a) On April 17, 1996, The Newhall Land and Farming Company (the "Company") closed escrow on the sale of its entire McDowell Mountain Ranch project in Scottsdale, Arizona. Under the terms of the Purchase and Sale Agreement, the Company sold its general and limited partnership interests in McDowell Mountain Ranch Limited Partnership, an Arizona limited partnership, to Sunbelt/H & H L.L.C., a limited liability company, and McDowell Mountain Ranch Investors, L.L.C., a Delaware limited liability company ("Buyer").

         The sale was for $26.5 million cash, less certain prorations and closing adjustments, and included all of the assets and the assumption of all of the liabilities of McDowell Mountain Ranch. The assets sold included principally land and land development costs incurred in developing the first phase of the 3,200 acre master-planned project. These inventory costs had a carrying value of $16.1 million at the date of close. The sale also included two notes receivable associated with prior land sales. The remaining option to purchase the balance of the project's land also has been included in the sale.

         Liabilities assumed by the Buyer included the assumption of all of the project's debt, including notes payable associated with land purchases (but excluding future land options) improvement district bonds and community facilities district bonds. The debt assumed by the Buyer, carried at $16.3 million on the Company's books at the date of close, has been reflected as revenues for the sale.

         The Company's decision to market and sell the entire McDowell Mountain Ranch project was based upon the Company's assessment that it had successfully achieved its goal of maximizing the financial return in the project on a present value basis through its entitlement and land development efforts, plus initial sales program. The sale will contribute $44 million to revenues and $24 million to net income, or 67 cents per unit, in the second quarter of 1996.

Item 7.  Financial Statements and Exhibits

(c)      Exhibits  (listed  by  numbers  corresponding to Exhibit
         Table of Item 601 in Regulation S-K):

       10(a) Purchase and Sale Agreement between The Newhall Land and Farming Company, a California limited partnership, and McDowell Mountain Ranch, Inc., an Arizona corporation, as Seller, and Sunbelt/H & H L.L.C., an Arizona limited liability company, and McDowell Mountain Ranch Investors, L.L.C., a Delaware limited liability company, as Buyer, for 100% of the limited and general partnership interests in McDowell Mountain Ranch Limited Partnership, an Arizona limited partnership.




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                            SIGNATURES

    Pursuant to the requirements of the Securities Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                            THE NEWHALL LAND AND FARMING COMPANY
                            (a California Limited Partnership)
                                          Registrant

                            By Newhall Management Limited Partnership, Managing General Partner

                            By       Newhall Management Corporation,
                                     Managing General Partner


Date:  April 25, 1996       By       /s/ Donald L. Kimball
                                     ----------------------
                                     Donald L. Kimball, Vice President -
                                     Controller
                                     Newhall Management Corporation
                                     (Principal Accounting Officer)





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                          EXHIBIT INDEX


        Exhibit
        Number        Exhibit

        10(a)         Purchase  and Sale  Agreement  between  The
                      Newhall   Land  and  Farming   Company,   a
                      California   limited    partnership,    and
                      McDowell  Mountain Ranch,  Inc., an Arizona
                      corporation,  as Seller,  and Sunbelt/H & H
                      L.L.C.,   an  Arizona   limited   liability
                      company,   and  McDowell   Mountain   Ranch
                      Investors,   L.L.C.,   a  Delaware  limited
                      liability  company,  as Buyer,  for 100% of
                      the   limited   and   general   partnership
                      interests   in  McDowell   Mountain   Ranch
                      Limited Partnership, an Arizona limited partnership.




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                          EXHIBIT 10(A)


Purchase and Sale Agreement between The Newhall Land and Farming Company, a California limited partnership, and McDowell Mountain Ranch, Inc., an Arizona corporation, as Seller, and Sunbelt/H & H L.L.C., an Arizona limited liability company, and McDowell Mountain Ranch Investors, L.L.C., a Delaware limited liability company, as Buyer, for 100% of the limited and general partnership interests in McDowell Mountain Ranch Limited Partnership, an Arizona limited partnership.




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